EXHIBIT 8.1
DRAFT                    , 2009
Pulte Homes, Inc.
100 Bloomfield Hills Parkway, Suite 300
Bloomfield Hills, Michigan 48304
Re: United States Federal Income Tax Consequences of Agreement and Plan of Merger
Ladies and Gentlemen:
      We have acted as your special tax counsel in connection with the Agreement and Plan of Merger (the “Agreement”) dated as of April 7, 2009, among Pulte Homes, Inc., a Michigan corporation (“Parent”), Pi Nevada Building Company, a Nevada corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”) and Centex Corporation, a Nevada corporation (the “Company”). Parent has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), a registration statement on Form S-4 (the “Registration Statement”), with respect to the voting common shares of Parent to be issued to holders of shares of common stock of the Company in connection with the Merger. In addition, Parent and the Company have prepared a Joint Proxy Statement/Prospectus, which is contained in and made a part of the Registration Statement (the “Proxy Statement”). You have requested in connection with the Registration Statement our opinion concerning the material United States federal income tax consequences of the Merger. All capitalized terms used herein, unless otherwise specified herein, shall have the meanings ascribed to them in the Agreement.
     In rendering our opinion, we have relied upon the facts stated in the Proxy Statement, the representations provided to us by Parent, Merger Sub, and the Company, and upon such other documents as we have deemed necessary and appropriate, including the information about Parent, Merger Sub, and the Company referenced in the Proxy Statement.
Assumptions and Representations
     In connection with rendering this opinion, we have assumed or obtained representations (and, with your consent, are relying thereon, without any independent investigation or review thereof, although we are not aware of any material facts or circumstances contrary to or inconsistent therewith) that:
     1. All information contained in each of the documents we have examined and relied upon in connection with the preparation of this opinion is accurate and completely describes all material facts relevant to our opinion, all copies are accurate and all signatures are genuine. We have also assumed that there has been (or will be at the Effective Time of the Merger) due execution and
2290 First National Building · 660 Woodward Avenue · Detroit, Michigan 48226-3506
Detroit · Lansing · Oakland County · Ann Arbor · Kalamazoo

DRAFT                    , 2009

delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.
     2. All representations, warranties, and statements made or agreed to by Parent, Merger Sub, and the Company, by their managements, employees, officers, directors, and stockholders in connection with the Merger, including, but not limited to, (i) those set forth in the Agreement, (ii) those set forth in the Registration Statement, and (iii) those set forth in the representation letters, are, or will be, true, complete and accurate at all relevant times.
     3. The Merger will be consummated in accordance with the Agreement and as described in the Registration Statement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); the Merger will qualify as a statutory merger under the Nevada Revised Statutes; Parent, Merger Sub, the Company, and their respective subsidiaries will treat the Merger for United States federal income tax purposes in a manner consistent with the opinion set forth below; Parent, Merger Sub, and the Company will comply with all reporting obligations, if any, with respect to the Agreement required under the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations thereunder; and the Agreement and all other documents and instruments referred to therein or in the Registration Statement are valid and binding in accordance with their terms.
Opinion — United States Federal Income Tax Consequences
     Based upon and subject to the assumptions and qualifications set forth herein, we are of the opinion that, under current United States federal income tax law, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code.
     In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below:
     1. This opinion represents and is based upon our best judgment regarding the application of relevant current provisions of the Code and interpretations of the foregoing as expressed in existing court decisions, administrative determinations (including the practices and procedures of the Internal Revenue Service (the “IRS”) in issuing private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling) and published rulings and procedures all as of the date hereof. An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinion. None of Parent, Merger Sub, or the Company has requested a ruling from the IRS (and no ruling will be sought) as to any of the United States federal income tax consequences addressed in this opinion. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinion expressed herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the law or in the application or interpretation of the United States federal income tax laws after the Effective Time of the Merger.
2290 First National Building · 660 Woodward Avenue · Detroit, Michigan 48226-3506
Detroit · Lansing · Oakland County · Ann Arbor · Kalamazoo

DRAFT                    , 2009

     2. This letter addresses only the specific opinion set forth above. This letter does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). We express no opinion regarding, among other things, the tax consequences of the Merger (including the opinion set forth above) as applied to specific shareholders of the Company that may be relevant to particular classes of Company shareholders, such as, without limitation, dealers in securities, corporate shareholders subject to the alternative minimum tax, foreign persons, and holders of shares acquired upon exercise of stock options or in other compensatory transactions.
     3. Our opinion set forth herein is based upon the description of the contemplated transactions as set forth above in the Agreement and the Registration Statement. If the actual facts relating to any aspect of the transactions differ from this description in any material respect, our opinion may become inapplicable. No opinion is expressed as to any transaction other than those set forth in the Agreement and the Registration Statement or to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement and the Registration Statement are not consummated in accordance with the terms of the Agreement and the Registration Statement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.
     This opinion letter has been provided for your use in connection with the Registration Statement. We hereby consent to the use of the opinion letter as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the 1933 Act, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion is not to be relied upon, used, circulated, quoted, or otherwise referred to for any other purpose or by any other person or entity without our prior written consent. We undertake no responsibility to update or supplement this letter.
Very truly yours,
Honigman Miller Schwartz and Cohn LLP
RC/JHC
2290 First National Building · 660 Woodward Avenue · Detroit, Michigan 48226-3506
Detroit · Lansing · Oakland County · Ann Arbor · Kalamazoo